Exhibit 10.32

SAMOYED HOLDING LIMITED
 2018 AMENDED AND RESTATED EQUITY INCENTIVE PLAN
RESTRICTED SHARE AGREEMENT

THIS RESTRICTED SHARE AGREEMENT (this “Agreement”), dated                                  , by and between Samoyed Holding Limited, an exempted company incorporated with limited liability under the Companies Law of the Cayman Islands (the “Company”), and                                  (the “Participant”) evidences a right granted by the Company to the Participant to the number of the Company’s Class A Ordinary Shares, par value US$0.00001 per share (the “Class A Ordinary Shares”), first set forth below:

Award Number:
Number of Class A Ordinary Shares:
Grant Date:	Vesting Commencement Date:
Expiration Date:

Vesting Subject to Section 2 of the Terms (as defined below), one-half (1/2) of the total number of the Restricted Shares will vest on each of the first and second annual anniversaries of the Vesting Commencement Date. With respect to each Restricted Share, the period from the Grant Date to the applicable vesting date is referred to as the “Restriction Period”.

The Restricted Shares are granted under the Samoyed Holding Limited 2018 Amended and Restated Equity Incentive Plan (the “Plan”). The Restricted Shares are subject to the Terms and Conditions of the Restricted Shares (the “Terms”) attached to this Agreement and to the Plan, both of which are incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement (including the Terms). The Participant acknowledges having read and understood the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof. The Restricted Shares have been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The Participant acknowledges receipt of a copy of this Agreement (including the Terms) and the Plan and agrees to maintain in confidence all information provided to him or her in connection with the Restricted Shares.

“PARTICIPANT”	Samoyed Holding Limited, an exempted company organized under the law of the Cayman Islands

By:
Signature

Its: Authorized Representative
Print Name

Address

City, State, Zip Code

CONSENT OF SPOUSE

In consideration of the Company’s execution of this Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date

TERMS AND CONDITIONS OF RESTRICTED SHARES

1              Grant. Effective on the Grant Date, the Administrator grants to the Participant                  Class A Ordinary Shares (the “Restricted Shares”), in accordance with the provisions of the Plan, as may be amended from time to time, and the terms set forth herein. All terms used but not defined herein shall have the meanings assigned to them in the Plan.

2              Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Restricted Shares and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 of these Terms or under the Plan.

Nothing contained in this Agreement or the Plan constitutes a continued employment or service commitment by the Company or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or service, or affects the right of the Company or any Subsidiary to increase or decrease the Participant’s other compensation.

3              Leaves of Absence. During any leave of absence approved by the Company, the vesting of the Restricted Shares will be suspended if the Participant’s leave of absence exceeds thirty (30) days. Vesting in the Restricted Shares will resume when the Participant returns to service to the Company or its Subsidiaries. The vesting schedule of the Restricted Shares will be extended for the length of the suspension. For avoidance of doubt, leave of absence does not include public holidays or annual vacation and sick days allotted to the Participant in accordance with the terms of the Participant’s employment.

4              Termination of Service. In the event of the termination of the Participant’s employment or service for the Company, for any reason, whether such termination is occasioned by the Participant, or by the Company or any of its Subsidiaries (“Termination of Service”), the unvested Restricted Shares shall be subject to forfeiture and the Participant’s right to vest in the Restricted Shares under the Plan, if any, will terminate effective as of the earlier of: (i) the date that the Participant gives or is provided with written notice of Termination of Service, or (ii) if the Participant is an employee of the Company or any of its Subsidiaries, the date that the Participant is no longer actively employed and physically present on the premises of the Company or any of its Subsidiaries, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law (each, the “Notice Period”). To avoid confusion, the Participant has no right to vest in his or her Restricted Shares during the Notice Period.

5              Non-Transferability and Other Restrictions. Except as otherwise stipulated in this Agreement or pursuant to the written consent of the Administrator, the Restricted Shares and any interests therein shall not, directly or indirectly, be offered, sold or transferred or disposed of (nor shall the holder of any such Restricted Shares agree to do any of the foregoing) (collectively, a “Transfer”) prior to whichever is the later to occur of (a) the end of the Restriction Period or (b) the occurrence of a Triggering Event. Any attempt to effectuate a Transfer shall immediately become null and void, and any unvested Restricted Shares shall immediately be forfeited.

The Participant hereby acknowledges and agrees that the Administrator shall have the full and sole discretion as permitted by Applicable Laws in deciding the extent to which, and stipulating terms and conditions under which, a Transfer of any Restricted Shares may be permitted prior to the later to occur of (a) the end of the Restriction Period or (b) a Triggering Event. In the event of such a Transfer of part or all of the Restricted Shares held by the Participant, as consented to by the Administrator, the Participant hereby acknowledges and agrees that he or she will ensure that the transferee will be subject to and comply with the same terms, conditions, requirements and restrictions as those imposed on the Participant by the Company and the Administrator in connection with the Restricted Shares granted hereunder.

6              Rights as Shareholder. During the Restriction Period, the Participant will be entitled to receive all dividends and other distributions paid with respect to the Restricted Shares, unless the Administrator provides otherwise and except as required to comply with Applicable Laws, including any Applicable Laws of the People’s Republic of China (the “PRC”). If any such dividends or distributions are paid in Class A Ordinary Shares, the Class A Ordinary Shares will be subject to the same restrictions and provisions on transferability and repurchase by the Company as the Restricted Shares with respect to which they were paid until such restrictions on the Restricted Shares have lapsed or been removed. The Participant hereby authorizes the Administrator (or its nominee) to hold all of the Restricted Shares in escrow for the Participant’s benefit until the restrictions on such Shares have lapsed.

7              Securities Law Compliance. The Participant acknowledges that the Restricted Shares have not been registered under any securities act (including the Securities Act), as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on applicable securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

(a)           The Participant is acquiring the Restricted Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of any applicable securities laws.

(b)           The Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Restricted Shares and the restrictions imposed on any vested Restricted Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to acquire the Restricted Shares. However, in evaluating the merits and risks of an investment in the Restricted Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

(c)           The Participant is aware that the Restricted Shares may be of no practical value, that any value they may have depends on the vesting of the Restricted Shares as well as an increase in the Fair Market Value of the Restricted Shares, and that any investment in the equity of a closely held entity such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

(d)           The Participant understands that any Restricted Shares, whether vested or unvested, will be characterized as “restricted securities” under the Securities Act, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

(e)           The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement (including these Terms), which are imposed on the Restricted Shares.

(f)            At no time was an oral representation made to the Participant relating to the Restricted Shares and the Participant was not presented with or solicited by any promotional meeting or material relating to the Restricted Shares.

8              Lock-up Agreement. The Participant hereby agrees not to make a Transfer of vested Restricted Shares during the period commencing as of fourteen (14) days prior to and ending one hundred eighty (180) days, or such lesser period of time as the relevant underwriters may permit, after (a) the occurrence of a Qualified IPO or (b) the effective date of a registration statement for a firm commitment underwritten public offering of the Company’s Securities (a “Public Offering”) of which the Participant has notice. The Participant hereby further agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent against the Transfer of the Company’s vested Restricted Shares beneficially owned by the Participant and to confirm the limitations hereunder by agreement with and for the benefit of the relevant underwriters by a lock-up agreement or other agreement in customary form. Notwithstanding anything else herein to the contrary, this paragraph shall not be construed so as to prohibit the Participant from participating in a Public Offering of the Class A Ordinary Shares with respect to any shares which the Participant may hold at that time; provided, however, that such participation shall be at the sole discretion of the Board.

9              Right of First Refusal. The Company shall have a right of first refusal, as set forth below, to purchase the Participant’s vested Restricted Shares before the vested Restricted Shares (or any interest in them) can be validly transferred to any other person or entity. A Participant may not sell, transfer, dispose of or encumber unvested Restricted Shares (or of any interest therein). For purposes of this Section 9, the term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.

(a)           Notice of Intent to Sell. Before there can be a valid Transfer of any vested Restricted Shares (or any interest in therein) by the Participant, the Participant shall first give notice in writing to the Company, mailed or delivered in accordance with the notice provisions of Section 14, of his or her intention to Transfer such vested Restricted Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number of vested Restricted Shares to be sold or transferred to the transferee, the price per vested Restricted Share and the terms upon which the Participant intends to make such Transfer. If the payment terms for the vested Restricted Shares described in the Option Notice differ from delivery of cash or a check at closing, the Company shall have the option, as set forth herein, of purchasing the vested Restricted Shares for cash (or a cash equivalent) at closing in an amount which the Company determines is a fair value equivalent of the payment method set forth in the Option Notice. The determination of a fair value equivalent shall be made in the Company’s best judgment and such determination shall be mailed or delivered to the Participant (the “Company’s Notice”) within ten (10) days of the Company’s receipt of the Option Notice. Should the Participant disagree with the Company’s determination of a fair value equivalent, the Participant shall have the right (the “Retraction Right”) to retract the proposed Transfer to a third party and the offer of vested Restricted Shares to the Company pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the notice provisions of Section 14). If the Participant again proposes to Transfer the vested Restricted Shares, the Participant shall again offer such vested Restricted Shares to the Company pursuant to the terms of this Section 9 prior to any Transfer.

(b)           Option to Purchase. Subject to the Participant’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Company (the “Option Period”), the Company shall have an option to purchase any or all of the vested Restricted Shares specified in the Option Notice at the price offered therein or at such alternative price as set forth in the Company’s Notice in accordance with Section 9(a) (the “Right of First Refusal”).

(c)           Purchase of Shares. Not more than thirty (30) days after receipt of the Option Notice, the Company shall give written notice to the Participant of the number of such vested Restricted Shares to be purchased (or, if no vested Restricted Shares are to be purchased, stating such fact) by the Company pursuant to the terms of this Section 9 (the “Purchase Notice”). Purchases pursuant to this Section 9 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the Participant, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Company’s Notice in cash, by cancellation of money purchase indebtedness or by check). The purchase price shall be paid against surrender by the Participant of a share certificate evidencing the number of vested Restricted Shares specified in the Option Notice, with duly endorsed share powers.

(d)           Ability to Sell Unpurchased Shares. Unless all of the vested Restricted Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the Participant may dispose of any vested Restricted Shares referred to in the Option Notice that are not to be purchased by the Company to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon the Participant’s receipt of the Purchase Notice; provided, however, that (i) any such person specified in the Option Notice is not a person listed under Exhibit A hereto, (ii) the Participant shall not Transfer such vested Restricted Shares at a lower price or on terms more favorable to the Participant or transferee than those specified in the Option Notice and (iii) the Participant shall not Transfer such vested Restricted Shares to a person other than the person or persons specified in the Option Notice; and, provided, further, that such Transfer is consistent with the other provisions and limitations of the Plan and this Agreement. If the Transfer is not consummated within such twenty (20) day period, the Participant shall again offer such vested Restricted Shares to the Company pursuant to the terms of this Section 9 prior to any Transfer to the same or any other person.

(e)           Assignment. Notwithstanding anything to the contrary, the Company may assign any or all of its rights under this Section 9 to one or more shareholders of the Company.

(f)            Termination of Right of First Refusal. The Company’s Right of First Refusal shall terminate upon the occurrence of a Triggering Event.

(g)           No Shareholder Rights Following Repurchase. If the Participant (or any permitted transferee) hold(s) vested Restricted Shares as to which the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to payment in accordance with the provisions of this Section 9, but (unless otherwise required by Applicable Law) shall no longer be entitled to participation in the Company or other rights as a shareholder with respect to the vested Restricted Shares subject to the repurchase. To the maximum extent permitted by Applicable Law, the Participant’s rights following the exercise of the Right of First Refusal shall, with respect to the repurchase and the vested Restricted Shares covered thereby, be solely the rights that he or she has as a general creditor of the Company to receive payment of the amount specified in this Section 9.

(h)           No Transfer to the Detriment of the Company’s Interests. Notwithstanding anything to the contrary, the Participant shall not transfer any vested Restricted Shares to any person or entity which transfer, in the sole discretion of the Company, will undermine the interests of the Company, including without limitation, any transfer of vested Restricted Shares to the competitors of the Company (it being acknowledged that a list of such competitors shall be determined by the Administrator from time to time).

10           Withholding of Taxes. To the extent required by Applicable Law, the Company has the authority to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, local and foreign taxes (including the Participant’s tax obligation) required by Applicable Law to be withheld with respect to any taxable event arising from these Restricted Shares. At the Company’s election, the Participant may satisfy his or her tax obligation, in whole or in part, by either: (a) electing to have the Company withhold Class A Ordinary Shares otherwise to be delivered with a Fair Market Value (as defined in the Plan) equal to the tax withholding obligation; (b) surrendering to the Company previously owned Class A Ordinary Shares with a Fair Market Value equal to the tax withholding obligation; (c) allowing the Company to withhold the amount of the tax withholding obligation from the Participant’s cash compensation; or (d) paying the amount of the tax withholding obligation directly to the Company in cash. If the Administrator determines that the Participant has not satisfied or performed his or her tax obligations, then the Administrator has the right, but not the obligation, to suspend the vesting of the Restricted Shares (the “Suspended Period”) commencing upon the Participant’s failure or default until such time the Participant has fully satisfied or performed such tax obligations. For the avoidance of doubt: (i) the Administrator has discretion in determining whether or not the Participant has satisfied or performed, fully or otherwise, his or her tax obligations; and (ii) after the vesting suspension is lifted, the time at which the specific number of the Restricted Shares may otherwise vest under the original vesting schedule shall be postponed, in each case, by the same number of days that elapse during the Suspended Period.

11                                  Voluntary Participation. The Participant’s participation in the Plan is voluntary. The value of the Restricted Shares is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. As such, the Restricted Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided.

12                                  Discretionary Restricted Shares. This award of Restricted Shares is granted under and governed by the terms and conditions of the Plan. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, canceled, or terminated by the Administrator, in its sole discretion, at any time. The grant of Restricted Shares under the Plan is a one-time benefit and does not create any contractual or other right to receive an award of restricted shares or benefits in lieu of restricted shares in the future. Future awards of restricted shares, if any, will be at the sole discretion of the Administrator, including, but not limited to, the timing of the award, the number of shares and vesting provisions. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Administrator at any time. By execution of this Agreement, the Participant consents to the provisions of the Plan and this Agreement.

13                                  Adjustments. The Participant hereby acknowledges and confirms that in the event the Company decides to implement any other actions affecting any of its Class A Ordinary Shares, including share splits, reverse splits, spin-offs, combinations, exchanges or distribution of unusual/nonrecurring large dividends after the date of this Agreement, (i) the number of Restricted Shares under this grant may be subject to adjustments in accordance with such actions and (ii) the Administrator shall have the sole discretion to make such adjustments.

14                                  Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by an internationally-recognized express courier service, fax, or electronic mail to the following applicable address: (i) if to the Company, at its principal executive office to the attention of the Secretary, or (ii) if to the Participant, at the Participant’s last address reflected in the Company’s payroll records (or, in each case, at such other address as such party may designate by fifteen (15) days’ advance written notice to the other parties to this Agreement given in accordance with this Section). Where a notice is sent by an internationally-recognized express courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by express service through such service a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of three (3) days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

15                                  Entire Agreement. This Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Sections 15 and 20 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16                                  Satisfaction of All Rights to Equity. The Restricted Shares granted pursuant to this Agreement are in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Company or any of its Subsidiaries, or otherwise) to receive (1) options or share awards with respect to the Securities of the Company or any of its Subsidiaries, and/or (2) any other equity or derivative security in or with respect to the Company or any of its Subsidiaries. This Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Company or any of its Subsidiaries. Notwithstanding the foregoing, this Section 19 shall not adversely affect the Participant’s rights under any prior option or share award agreement under the Plan (provided such agreement is expressly labeled as an option or share award agreement under the Plan and is similar in form to this Agreement) which has been signed by an authorized officer of the Company.

17                                  Governing Law; Construction. The Plan and this Agreement shall be construed in accordance with and governed by the laws of the Cayman Islands. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Cayman Islands without regard to conflict of law principles thereunder. The terms of the Agreement have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan and this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

18                                  Arbitration. Any dispute, controversy or claim arising out of or in connection with or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through arbitration. A dispute may be submitted to arbitration upon the request of either party with written notice to the other party (the “Notice”). The arbitration shall be conducted in Hong Kong Special Administrative Region of the PRC under the Hong Kong International Arbitration Centre (the “Centre”). There shall be a single arbitrator. If the parties do not agree on the nomination of an arbitrator within thirty (30) days after the delivery of the Notice to the other party, the appointment shall be made by the Centre. The arbitration proceedings shall be conducted in English.

19                                  Severability. If the arbitrator or a court of competent jurisdiction determines that any portion of this Agreement or the Plan is in violation of any statute or public policy, then only the portions of this Agreement or the Plan, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Agreement and the Plan which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Agreement and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

20                                  PRC Compliance. Notwithstanding anything to the contrary in this Agreement, if the Participant is a PRC citizen or resident in China, or otherwise, as the Administrator in its sole discretion may determine, may be deemed as a “domestic resident” as defined in the Circular No. 37 (and/or such successor circular, the “SAFE Circular”) issued by the State Administration of Foreign Exchange of the People’s Republic of China (the “PRC”) on July 14, 2014 (a “PRC Participant”) and its implementing rules, the Restricted Shares shall become vested only upon the receipt of written confirmation from the PRC Participant, or counsel to the Company, in form and substance reasonably satisfactory to the Administrator that:

(a)                                 (i) such PRC Participant is not subject to the registration or other compliance requirements of the SAFE Circular, or (ii) such PRC Participant (X) is subject to such registration and compliance requirements of the SAFE Circular and (Y) has fully complied with such registration and compliance requirements of the SAFE Circular; and

(b)                                 the vesting of the Restricted Shares by the PRC Participant will not violate any Applicable Laws of the PRC and will not subject the PRC Participant or the Company to any filing or registration with, or the obligation to obtain any approval or permit from, any PRC governmental or regulatory authorities (the “PRC Compliance”) which, as the Administrator may determine in its sole discretion, would be unreasonably burdensome on the Company or is likely to have a material adverse effect on the Company’s business, operations or prospects.

The PRC Participant shall have executed a Power of Attorney in substantially the form attached hereto as Exhibit A (or in such form and substance as may be required by the then Applicable Laws of the PRC and as determined by the Administrator to be reasonably satisfactory to the Company) authorizing the Company (or any representative designated by the Company) to take such actions and execute such instruments on behalf of such PRC Participant in the event where such PRC Compliance is required, and the PRC Participant agrees to take, or cause to be taken, any additional actions and execute any additional instruments as may be requested by the Company to ensure such compliance.

21                                  Personal Data. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Company and the Participant’s employer hold certain personal information, including the Participant’s name, home address and telephone number, date of birth, national ID card number, social security number or other employee tax identification number, salary, nationality, job title and any shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (the “Data”). The Company and the Participant’s employer may transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in Singapore, Thailand, Philippines, Vietnam, China or elsewhere. The Participant hereby authorizes these recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Class A Ordinary Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Class A Ordinary Shares acquired pursuant to the Plan. The Participant may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan.

22                                  Sections 409A and 457A. Notwithstanding other provisions of the Plan or this Agreement, no Restricted Shares may be granted, deferred, accelerated, extended, paid out or modified under this Agreement in a manner that would result in the imposition of an additional tax under Section 409A or Section 457A of the Code upon the Participant. In the event that it is reasonably determined by the Board or, if delegated by the Board to the Administrator, by the Administrator that, as a result of Section 409A of the Code, payments or any other rights in respect of the Restricted Shares may not be granted at the time contemplated by the terms of the Plan or this Agreement, as the case may be, without causing the Participant holding the Restricted Shares to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment or grant such rights on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company will use commercially reasonable efforts to implement the provisions of this Section 22 in good faith; provided, however, that neither the Company, the Administrator nor any of the Company’s Employees, Directors or representatives will have any liability to the Participant with respect to this Section 22.

[Signature page follows]

“PARTICIPANT”	ACCEPTED BY: Samoyed Holding Limited, an exempted company organized under the law of the Cayman Islands

By:
Signature

Its:
Print Name

Date

Exhibit A

Power of Attorney